Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-69776 and 333-176085 on Form S-8 of our report dated June 29, 2015, relating to the financial statements and financial statement schedules of Marsh & McLennan Companies 401(k) Savings & Investment Plan appearing in this Annual Report on Form 11-K of Marsh & McLennan Companies 401(k) Savings & Investment Plan for the year ended December 31, 2014.

/s/ DELOITTE & TOUCHE LLP
Parsippany, New Jersey
June 29, 2015